UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 29, 2005

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Suite 300

Bethesda, MD 20817

(Address of Principal Executive Offices) (Zip Code)

(301) 380-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

Agreement to Acquire Oak Brook Hills Resort & Conference Center

On July 29, 2005, DiamondRock Hospitality Company (“DiamondRock”), completed its acquisition, through its operating partnership, DiamondRock Hospitality Limited Partnership, of Oak Brook Hills Resort & Conference Center (“Oak Brook”), located in Oak Brook, Illinois, a suburb of Chicago, Illinois from affiliates of LACERA (the Los Angeles County Employee Retirement Association). The purchase price was approximately $64.0 million. The 127-acre resort includes an 18 hole championship golf course at The Willow Crest Gold Club.

Marriott International, Inc. will manage the hotel under the name “Oak Brook Hills Marriott Resort” pursuant to a hotel management agreement that we entered into at the time of the acquisition. As part of the brand conversion, DiamondRock will spend more than $14 million to renovate and reposition the resort.

ITEM 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

To the extent required by this item, financial statements for Oak Brook will be filed as an amendment to this report on Form 8-K/A as soon as practicable but no later than 71 calendar days after the date on which this initial Form 8-K is filed.

(b)	Pro Forma Financial Information.

To the extent required by this item, pro forma financial information for Oak Brook will be filed as an amendment to this report on Form 8-K/A as soon as practicable but no later than 71 calendar days after the date on which this initial Form 8-K is filed.

(c)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: August 4, 2005	By:	/s/ Michael D. Schecter
Michael D. Schecter
General Counsel and Secretary